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                          MANAGEMENT SERVICES AGREEMENT

         MANAGEMENT SERVICES AGREEMENT, dated as of February 16, 2000 (the "Agreement"), between CYBER DIALOGUE INC., a Delaware corporation (the "Company"), and WAND PARTNERS INC., a Delaware corporation ("Wand"):

         WHEREAS certain limited partnerships and a corporation affiliated with Wand own, in the aggregate, a majority of the outstanding shares of common stock, par value $.01 per share, of the Company; and

         WHEREAS the Company and such partnerships and corporation have requested that Wand provide certain financial and management advisory services in connection with the business and operations of the Company;

         NOW, THEREFORE, in consideration of the services to be rendered by Wand to the Company and to evidence the obligations of the Company to Wand and the mutual covenants contained herein, the parties hereby agree as follows:

         1. ENGAGEMENT OF WAND. Wand will provide financial and management advisory services to the Company and its subsidiaries as requested by the Company's Board of Directors during the term of this Agreement.

         2. TERM. The initial term of this Agreement shall begin on the date hereof and end on the third anniversary of the date hereof. The term of this Agreement shall be renewed automatically thereafter for subsequent one-year terms, subject to termination by the Company's Board of Directors upon written notice delivered to Wand at least 60 days prior to any renewal date.

         3. COMPENSATION. As compensation for Wand's services pursuant to
Section 1, the Company shall pay Wand a fee (the "Fee") of $200,000.00 per fiscal year, payable in four equal installments due on March 31, June 30, September 30 and December 31 of each year. On each anniversary of the date of this Agreement during the term hereof, the amount of the Fee for the next succeeding year shall be reviewed by and may be adjusted in the discretion of the Company's Board of Directors.

         4. REIMBURSEMENT OF EXPENSES; CHIEF EXECUTIVE OFFICER. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to



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reimburse Wand promptly for all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys' fees and expenses) incurred by Wand in connection with the performance by it of the services contemplated by
Section 1 hereof. In addition, for so long as the Company's Board of Directors shall desire that Mark Esiri serve as the Company's Chief Executive Officer and Mark Esiri is employed by Wand and agrees to serve as the Company's Chief Executive Officer, his compensation shall be paid by Wand, and the Company agrees to reimburse Wand promptly for such expense; PROVIDED, HOWEVER, that the Company shall not reimburse Wand for compensation paid by Wand to Mr. Esiri in excess of such amounts approved by the Company's Board of Directors.

         5. INDEMNIFICATION. The Company hereby agrees to indemnify Wand and certain related persons and entities as provided in EXHIBIT A attached hereto and incorporated herein. The indemnity provisions contained in EXHIBIT A shall remain operative and in full force and effect notwithstanding termination of this Agreement.

         6. CONFIDENTIAL INFORMATION. Wand shall, and shall cause its subsidiaries and affiliates and the officers, directors, employees, and agents of each of the foregoing to hold confidential and not to use in any manner detrimental to the Company all information it may have or obtain concerning the Company and its assets, business, operations, and prospects; PROVIDED, HOWEVER, that the foregoing shall not apply to (a) information that is or becomes generally available to the public other than as a result of a disclosure by Wand or any of its subsidiaries or affiliates and the officers, directors, employees, legal counsel, or other representatives of any of the foregoing, (b) information that is or becomes available to Wand or any of its officers, directors, employees, legal counsel, or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel, or other representatives, and (c) information that is required to be disclosed by Wand or its officers, directors, employees, and agents as a result of any applicable law, rule, or regulation of any governmental authority or stock exchange.

         7. GOVERNING LAW. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Delaware, excluding any conflicts-of-laws provisions thereof.

         8. ASSIGNMENT. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any



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of the rights, interests, or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other party.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. AMENDMENT, MODIFICATION OR WAIVER. This Agreement may be amended, modified or waived only by an instrument in writing signed by all the parties hereto.

         11. NOT A RETAINER. The Fee paid to Wand pursuant to this Agreement is for general advice and monitoring services only. Any additional services requested to be provided by Wand to the Company, including, but not limited to, merchant banking services and financial advice with respect to a specific transaction will be provided by Wand in exchange for additional fees pursuant to agreements to be negotiated on an arm's length basis among the parties at or prior to the time such services or advice is required.

         12. OTHER UNDERSTANDINGS. All discussions, understanding, and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto.

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         IN WITNESS WHEREOF, the Company and Wand have executed and delivered this Agreement as of the date first above written.

                                           CYBER DIALOGUE INC.

                                           By:  /s/ Andrew Watt
                                           ------------------------
                                           Name:  Andrew Watt
                                           Title: Chief Operating Officer and
                                                         Chief Financial Officer

                                           WAND PARTNERS INC.

                                           By: /s/ David J. Callard
                                           ------------------------
                                           Name:  David J. Callard
                                           Title: President




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                                                                       EXHIBIT A

         The Company and its successors (collectively, the "Indemnitor"), hereby agrees to indemnify and hold harmless Wand, its affiliates and stockholders, and their respective directors, officers, agents, employees, and affiliates (collectively, the "Wand Group") from and against any claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses, and costs, including fees and expenses, arising out of or in connection with the services rendered by Wand under this Agreement, and will reimburse the Wand Group for all such fees and expenses, including reasonable fees and expenses of counsel for the Wand Group, as they are incurred by the Wand Group in connection with investigating, preparing, or defending any such claims, actions, proceedings, demands, or assessments, whether or not in connection with any pending or threatened investigation, litigation, or other proceeding in which the Wand Group is a party. The Indemnitor will not, however, be responsible for any claims, liabilities, losses, damages, or expenses that have been reimbursed under other agreements or that are determined by final judgment of a court of competent jurisdiction to have resulted primarily from the Wand Group's gross negligence, bad faith, or willful breach of its obligations under this Agreement. The Indemnitor also agrees that the Wand Group shall have no liability for claims, liabilities, damages, losses, or expenses, including legal fees, incurred by the Indemnitor unless they are determined by final judgment of a court of competent jurisdiction to result primarily from the Wand Group's gross negligence, bad faith, or willful breach of its obligations under this Agreement.

         In case any action shall be brought against the Wand Group with respect to which indemnification may be sought against the Indemnitor under this Agreement, the Wand Group shall promptly notify the Indemnitor in writing, and the Indemnitor shall, if requested by Wand, assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Wand Group shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of the Wand Group, unless (i) the Indemnitor shall have failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) included the Wand Group and any of the Indemnitor, and the Wand Group shall have been advised by such separate counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor; PROVIDED, HOWEVER, that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one such firm of



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separate counsel, in addition to any local counsel. The Indemnitor shall not be liable for any settlement of any such action effected without the written consent of the Indemnitor (which shall not be unreasonably withheld) and, except as provided above, the Indemnitor agrees to indemnify and hold harmless the Wand Group from and against any loss or liability by reason of settlement of any action effected with the consent of the Indemnitor.



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